Exhibit 99.1

November 2023 Investor Presentation

Cautionary Statements 1 This presentation contains forward - looking statements, as defined by federal securities laws, including, among other forward - looking statements, certain plans, expectations and goals . Words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, as well as similar expressions, are meant to identify forward - looking statements . The forward - looking statements in this presentation are based on current expectations and are provided to assist in the understanding of potential future performance . Such forward - looking statements involve numerous assumptions, risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements, including, without limitation, the following : general competitive, economic, unemployment, political and market conditions and fluctuations, including real estate market conditions, and the effects of such conditions and fluctuations on the creditworthiness of borrowers, collateral values, asset recovery values and the value of investment securities ; movements in interest rates and their impacts on net interest margin, investment security valuations and other performance measures ; expectations on credit quality and performance ; legislative and regulatory changes ; changes in U . S . government monetary and fiscal policy ; competitive pressures on product pricing and services ; the cost savings and any revenue synergies expected to result from acquisition transactions, which may not be fully realized within the expected timeframes if at all ; the success and timing of other business strategies ; our outlook and long - term goals for future growth ; and natural disasters, geopolitical events, acts of war or terrorism or other hostilities, public health crises and other catastrophic events beyond our control . For a discussion of some of the other risks and other factors that may cause such forward - looking statements to differ materially from actual results, please refer to the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10 - K for the year ended December 31 , 2022 and the Company’s subsequently filed periodic reports and other filings . Forward - looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward - looking statements .

Ameris Profile Investment Rationale • Top of peer financial results with culture of discipline – credit, liquidity, expense control, capital • Proven liquidity management supported by strong, stable deposit base • Proven stewards of shareholder value – TBV has grown 13 % annualized over past five years • Experienced executive team with skills and leadership to continue to grow organically • Diversified loan portfolio among geographies and product lines • Diversified revenue streams with strong core bank and lines of business Strong Southeastern Markets • Atlanta’s premier independent banking franchise • Scarcity value in many of the fastest growing regions in nation • Stable core deposit base • Over 65% of our franchise are in MSAs which grew at least 2x the national average over the last 15 years 2 Charlotte MSA Tampa MSA Orlando MSA

Ameris Profile 3 Focus on Shareholder Value 1 – Considered Non - GAAP measures – See reconciliation of GAAP to Non - GAAP measures in Appendix $28.62 $29.92 $30.79 $31.42 $32.38 $26.00 $27.00 $28.00 $29.00 $30.00 $31.00 $32.00 $33.00 3Q22 4Q22 1Q23 2Q23 3Q23 Consistent Tangible Book Value (1) Growth $1.34 $1.18 $0.87 $0.91 $1.16 $0.00 $0.20 $0.40 $0.60 $0.80 $1.00 $1.20 $1.40 $1.60 3Q22 4Q22 1Q23 2Q23 3Q23 Diluted EPS $23.8 $25.1 $26.1 $25.8 $25.7 $22.5 $23.0 $23.5 $24.0 $24.5 $25.0 $25.5 $26.0 $26.5 3Q22 4Q22 1Q23 2Q23 3Q23 Total Assets (in billions) 138,727 137,424 128,281 128,486 129,486 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 120,000 125,000 130,000 135,000 140,000 145,000 3Q22 4Q22 1Q23 2Q23 3Q23 Stable pre - tax pre - provision net revenue ROA (in 000's) PPNR PPNR ROA

3 rd Quarter 2023 Financial Results

3Q 2023 Operating Highlights 5 • Net income of $80.1 million, or $1.16 per diluted share • PPNR ROA (1) of 2.01% for 3Q23 • Adjusted efficiency ratio (1) of 52.02% • TCE ratio (1) of 9.11% • Nonperforming assets, excluding government - guaranteed loans, as a percentage of total assets improved three basis points to 0.27% • Increase in allowance for credit losses to 1.44% of total loans due to economic model, particularly forecasted future declines in commercial real estate pricing • Net interest margin of 3.54% reflecting favorable deposit mix with noninterest bearing deposits representing 32.0% of total deposits at September 30, 2023 • Interest bearing deposit costs increased 33 basis points in 3Q23, compared with an 82 basis point increase in 2Q23 • Total deposit growth of $147.2 million, or 2.9% annualized • Reduction in FHLB advances of $325.0 million, or 26.6%, during the quarter 1 – Considered Non - GAAP measures – See reconciliation of GAAP to Non - GAAP measures in Appendix

2023 YTD Operating Highlights 6 • Net income of $203.2 million, or $2.94 per diluted share • PPNR ROA (1) of 2.03% • Growth in tangible book value (1) of $2.46 per share, or 11.0% annualized, to $32.38 • Adjusted efficiency ratio (1) of 52.49% • Net interest margin of 3.63% • Organic loan growth of $345.8 million, or 2.3% annualized • Total deposit growth of $1.13 billion, or 7.7% annualized • Reduction in FHLB Advances of $600.1 million • Increase in allowance for credit losses to 1.44% of total loans at September 30, 2023, compared with 1.04% at December 31, 2022, due to economic forecast, particularly commercial real estate price levels • Redemption of $75 million in floating rate (was 8.39%) subordinated notes due 2027 and repurchase (at a discount) and redemption of $11.0 million aggregate principal of 4.25% fixed - to - floating subordinated notes due 2029 YTD 1 – Considered Non - GAAP measures – See reconciliation of GAAP to Non - GAAP measures in Appendix

Financial Highlights

(dollars in thousands, except per share data)	Quarter to Date Results					Year to Date Results		
	3Q23	2Q23	Change	3Q22	Change	2023	2022	Change
Net Interest Income	$ 207,751	$ 209,540	-1%	$ 212,981	-2%	$ 628,943	$ 576,889	9%
Noninterest Income	$ 63,181	$ 67,349	-6%	$ 65,324	-3%	$ 186,580	$ 236,076	-21%
Provision for Credit Losses	$ 24,459	$ 45,516	-46%	$ 17,652	39%	$ 119,704	$ 38,807	208%
Noninterest Expense	$ 141,446	$ 148,403	-5%	$ 139,578	1%	$ 429,270	$ 425,594	1%
Net Income	$ 80,115	$ 62,635	28%	$ 92,555	-13%	$ 203,171	$ 264,319	-23%
Net Income Per Diluted Share	$ 1.16	$ 0.91	27%	$ 1.34	-13%	$ 2.94	$ 3.81	-23%
Return on Average Assets	1.25%	0.98%	27%	1.56%	-20%	1.07%	1.51%	-29%
Return on Average Equity	9.56%	7.63%	25%	11.76%	-19%	8.26%	11.57%	-29%
Efficiency Ratio	52.21%	53.60%	-3%	50.15%	4%	52.64%	52.35%	1%
Net Interest Margin	3.54%	3.60%	-2%	3.97%	-11%	3.63%	3.67%	-1%
Adjusted Net Income[1]	$ 80,115	$ 62,635	28%	$ 91,817	-13%	$ 202,685	$ 248,329	-18%
Adjusted Net Income Per Diluted Share[1]	$ 1.16	$ 0.91	27%	$ 1.32	-12%	$ 2.93	$ 3.58	-18%
Adjusted Return on Assets[1]	1.25%	0.98%	27%	1.54%	-19%	1.07%	1.42%	-25%
Adjusted Return on TCE[1]	14.35%	11.53%	24%	18.33%	-22%	12.46%	17.33%	-28%
Adjusted Efficiency Ratio[1]	52.02%	53.41%	-3%	50.12%	4%	52.49%	53.46%	-2%
Organic Loan Growth	$ (270,680)	$ 473,888	-157%	$ 1,245,834	-122%	$ 345,826	$ 2,932,598	-88%
Organic Loan Growth Rate[2]	-5.29%	9.48%	-156%	28.38%	-119%	2.32%	24.63%	-91%
Portfolio NPAs/Assets[3]	0.27%	0.30%	-9%	0.32%	-17%	0.27%	0.32%	-17%
Total NPAs/Assets	0.58%	0.57%	3%	0.55%	5%	0.58%	0.55%	5%

1 – Considered Non-GAAP measures – See reconciliation of GAAP to Non-GAAP measures in Appendix

2 – Growth rates are annualized for the applicable periods

3 – Excludes serviced GNMA-guaranteed mortgage loans

7

Strong Net Interest Margin 8 Banking Division Loan Production Details Period Fixed Rate Variable Rate Total 3Q23 $ 247.0 10.69% $ 374.0 8.69% $621.0 9.49% 2Q23 $ 341.7 9.87% $ 202.5 8.47% $554.3 9.35% 1Q23 $ 339.8 9.40% $ 223.2 7.68% $563.0 8.72% • Above peer group margin at 3.54% • Net interest income (TE) of $208.7 million in 3Q23, compared with $210.5 million in 2Q23: – Interest income (TE) increased $8.6 million – Interest expense increased $10.4 million • Average earning assets decreased $91.6 million • Total deposit costs up 24bp in 3Q23, compared with a 63bp increase in 2Q23 • Noninterest bearing deposits remain above historic levels and were 32.0% of total deposits at quarter end • Average FHLB advances down $465.0 million during the quarter Spread Income and Margin $213.9 $225.1 $212.6 $210.5 $208.7 3.97% 4.03% 3.76% 3.60% 3.54% 3.25% 3.50% 3.75% 4.00% 4.25% 4.50% 4.75% 5.00% 5.25% $200.0 $205.0 $210.0 $215.0 $220.0 $225.0 $230.0 3Q22 4Q22 1Q23 2Q23 3Q23 Net Interest Income (TE) (in millions) NIM

Diversified Revenue Stream 9 • Strong revenue base of net interest income from core banking division • Additional revenue provided by our diversified lines of business Mortgage Banking Activity • Retail mortgage activity has continued to stabilize back to pre - pandemic levels • Mortgage banking activity was 13% of total revenue in 3Q23 • Purchase business remained at 85% in 3Q23 due to strong core relationships with builders and realtors • Approximately 86% of the net interest income included in mortgage revenue is related to portfolio loans generated from the mortgage division • Gain on sale margin continues to improve from historic low in 4Q22 Other Noninterest Income • Other Noninterest Income has been stable contributor to total revenue • Other Noninterest Income includes: • Fee income from equipment finance group • BOLI Income • Gains on sale of SBA Loans 2.10% 1.26% 1.96% 2.18% 2.15% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3Q22 4Q22 1Q23 2Q23 3Q23 Mortgage Gain on Sale Margin 77% 82% 79% 76% 77% 14% 9% 12% 15% 13% 9% 9% 9% 9% 10% $279.2 $273.4 $268.6 $277.8 $271.9 0% 20% 40% 60% 80% 100% 120% 3Q22 4Q22 1Q23 2Q23 3Q23 FTE Revenue Sources (in millions) FTE Net Interest Income Mortgage Banking Activity Other Noninterest Income

Disciplined Expense Control Adjusted Operating Expenses (1) and Efficiency Ratio (1) OPEX Highlights 10 • Management continues to deliver high performing operating efficiency • Adjusted efficiency ratio of 52.02% in 3Q23, compared with 53.41% in 2Q23 • Total adjusted operating expenses decreased $7.0 million in 3Q23 compared with 2Q23: ‒ Decrease of $6.2 million in 3Q23 banking division operating expenses primarily due to: ‒ $2.1 million decrease in credit resolution - related expenses ‒ $1.6 million decrease in legal and professional fees ‒ $1.0 million decrease in FDIC insurance ‒ $1.5 million net decrease in fraud/forgery and litigation resolution expenses – Net decrease of $768,000 in 3Q23 lines of business operating expenses due to variable compensation related to production increases • Disciplined expense control throughout the Company with identified cost savings utilized to fund future technology and innovation costs 1 – Considered Non - GAAP measures – See reconciliation of GAAP to Non - GAAP measures in Appendix $93.6 $96.4 $98.9 $105.9 $99.7 $45.9 $38.4 $40.6 $42.5 $41.7 20.0 40.0 60.0 80.0 100.0 120.0 140.0 160.0 180.0 3Q22 4Q22 1Q23 2Q23 3Q23 Adjusted Operating Expenses (in millions) Banking LOBs 50.12% 49.61% 51.99% 53.41% 52.02% 40.00% 45.00% 50.00% 55.00% 60.00% 65.00% 3Q22 4Q22 1Q23 2Q23 3Q23 Adjusted Efficiency Ratio

Balance Sheet Trends 11 • Asset sensitivity is moderating as the FOMC nears the end of its tightening cycle: – - 0.3% asset sensitivity in - 100bps – - 0.1% asset sensitivity in - 50bps – 0.1% asset sensitivity in +50bps – 0.2% asset sensitivity in +100bps • Approximately $7.2 billion, or 35%, of loans are variable rate • Approximately $9.7 billion of total loans reprice within one year through either maturities or floating rate indices • Cumulative weighted - average beta for all non - maturity deposits through this cycle has been 29% Interest Rate Sensitivity Earning Assets Highlights • Available - for - sale (AFS) securities represent less than 6% of total assets, limiting potential tangible book value dilution from rising interest rates • Unrealized loss of AFS portfolio was $78 million at September 30, 2023, representing approximately 5% of book value • No transfers to held - to - maturity (HTM) portfolio – all securities classified as HTM were previously purchased for CRA purposes Capital Highlights • Ameris is well capitalized with minimal unrealized losses in the investment portfolio • TCE Ratio of 9.11% at September 30, 2023 • Earnings expected to add between 25 - 35 basis points to capital each quarter assuming flat balance sheet • Repurchase plan announced in October 2023 of $100 million - 5,000 10,000 15,000 20,000 25,000 30,000 3Q22 4Q22 1Q23 2Q23 3Q23 Earning Assets (in millions) Loans Loans HFS Other Earning Assets Total Assets

Proven Liquidity Plan 12 At September 30, 2023 $ in millions Total Available Amount Used Net Availability Internal Sources Cash $ 1,546 $ - $ 1,546 Unpledged Securities 677 - 677 External Sources FHLB 5,421 1,798 3,623 FRB Discount Window 2,635 - 2,635 Brokered Deposits 2,853 1,567 1,286 Other 127 - 127 Total Liquidity $ 13,259 $ 3,365 $ 9,894 • Diverse sources of liquidity available to the Company • Minimal unrealized losses on unpledged securities due to disciplined investment strategy • Majority of funding used is short - term to manage interest rate profile and provide flexibility as liquidity needs fluctuate • Have not accessed Bank Term Funding Program • Available liquidity sources provide approximately 117% coverage for uninsured deposits and approximately 161% coverage for non - collateralized uninsured deposits • No single depositor represents more than 1% of total deposits • Uninsured and uncollateralized deposits represent 29.7% of total deposits Sources of Liquidity Solid Liquidity Plan

Strong Core Deposit Base 13 Deposit Highlights • Noninterest bearing deposits remained strong at 32% of total deposits • Total deposits increased $147.2 million in 3Q23 compared with 2Q23 • Noninterest - bearing deposits decreased $117.3 million, or 1.7% • MMDA and savings increased $359.6 million, or 5.7% • CDs increased $157.8 million, or 4.4% • Brokered CDs were minimally changed during the quarter Deposit Type Balance (in 000s) Count Average per account (in 000’s) NIB 6,589,610 297,584 22.1 NOW 3,607,856 44,984 80.2 MMDA 5,818,896 31,177 186.6 Savings 830,402 65,249 12.7 CD 3,743,581 41,018 91.3 Total 20,590,345 480,012 42.9 Deposits by Product Type NIB 32% NOW 18% MMDA 28% Savings 4% CD 18% Deposits by Type 3Q23 Consumer 37% Commercial 43% Public 12% Brokered 8% Deposits by Customer 3Q23

Capital Strength 14 Capital Highlights • Ameris is well capitalized with minimal unrealized losses in the investment portfolio • CET1 ratio is strong at 10.82% • CET1, net of unrealized losses on bond portfolio, remains strong at 10.45% • Net unrealized losses in AFS portfolio were $78 million at September 30, 2023, and represents approximately 5% of book value • No transfers to held - to - maturity (HTM) portfolio – all securities classified as HTM were previously purchased for CRA purposes • Earnings expected to add between 25 - 35 basis points to capital each quarter assuming flat balance sheet • Repurchase plan announced in October 2023 of $100 million 9.32% 9.36% 9.26% 9.27% 9.62% 10.06% 9.86% 10.10% 10.25% 10.82% 13.15% 12.90% 13.16% 13.40% 14.01% 3Q22 4Q22 1Q23 2Q23 3Q23 Strong Capital Base Leverage Ratio CET1/Tier 1 Capital Ratio Total Capital Ratio

17.78 18.83 19.73 20.81 20.29 20.81 20.44 20.90 22.46 23.69 25.27 26.45 27.46 26.26 26.84 27.89 28.62 29.92 30.79 31.42 32.38 $5.00 $10.00 $15.00 $20.00 $25.00 $30.00 $35.00 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 Tangible Book Value Capital and TBV Proven Stewards of Shareholder Value 15 • Management focused on long term growth in TBV (1) , such that over the past five years TBV has grown by 13% annualized • TBV increased $0.96 per share in 3Q23: – $1.01 from retained earnings – ($0.15) from impact of OCI – $0.10 from all other items including stock compensation and share repurchases 1 – Considered Non - GAAP measures – See reconciliation of GAAP to Non - GAAP measures in Appendix Equipment Finance Acquisition LION Acquisition CECL Adoption

Loan Diversification and Credit Quality

Diversified Loan Portfolio 3Q23 Loan Portfolio 17 • Loan portfolio is well diversified across loan types and geographies • CRE and C&D concentrations were 283% and 79%, respectively, at 3Q23 • Non - owner occupied office loans totaled $1.45 billion at 3Q23, or 7.2% of total loans • Continued strong asset quality metrics during 3Q23 as evidenced by a lower volume of Non - Performing loans, net of GNMA - backed mortgage loans • Reserve increased to 1.44% of total loans during 3Q23 to account for forecasted economic conditions • Limited exposure in SNCs and syndications • Continued diligence by credit staff on portfolio reviews given the current economic environment, focused on maturing and floating - rate loans, particularly in C&D and investor CRE loans Portfolio Highlights Agriculture 1% C&I 22% Municipal 2% Consumer 2% Investor CRE 24% OO CRE 10% Construction 11% Multi - Family 4% SFR Mortgage & HELOC 24% Total Loans $20.2 Billion

Loan Production vs Growth 18 • 3Q23 loan production was spread across many product lines, continuing to contribute to portfolio diversification • Overall, 3Q23 production exhibited a 19% decrease from 2Q23. Loan balance decline in 3Q23 was primarily driven by lower seasonal volume of Mortgage Warehouse loans *Loan production reflects committed balance total, excluding Mortgage Warehouse production; loan portfolio growth reflects qu art er - over - quarter loan ending balances. 4Q22 loan growth includes acquired loans of $472.3 million. (in millions ) $3,627 $3,192 $2,168 $1,509 $1,760 $1,424 $1,417 $1,246 $1,055 $143 $474 $(271) $(500) $- $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 $4,000 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 Loan Production Loan Growth *

Loan Balance Changes 3Q23 Loan Balance Changes 19 • Loan balances were $270.7 million lower in 3Q23, primarily the result of a $294.6 million decrease in Mortgage Warehouse loans • YTD, total loan growth was $345.8 million, or 2.3% annualized through 3Q23 • C&D growth was primarily driven by advances on existing commercial construction loans (in millions) $100 $50 $19 $19 $(13) $(16) $(48) $(86) $(295) $(350) $(300) $(250) $(200) $(150) $(100) $(50) $- $50 $100 $150 SFR Mtgs CRE C&D Premium Finance Municipal Indirect Consumer C&I Mtg WHSE

Allowance for Credit Losses 20 • Increase in reserve during 3Q23 due to forecasted economic conditions • The ACL on loans totaled $290.1 million at 3Q23, a net increase of $ 18.0 mil lion, or 6.6% from 2Q23 • The reserve for unfunded commitments totaled $49.0 million, a decrease of $5.6 million, or 10.3%, primarily due to lower unfunded balances • During 3Q23, recorded a provision expense of $24.5 million • The ACL on loans equated to 1.44% of total loans at 3Q23, compared with 1.33% at 2 Q23 • The total ACL on loans + unfunded commitments was $339.1 million, or 1.33% 3 Q23 CECL Reserve Reserve Summary (in millions) 3Q23 Allowance Coverage Balance (MM's) ALLL (MM's) % ALLL Gross Loans 20,201.1$ 290.1$ 1.44% Unfunded Commitments 5,303.7$ 49.0$ 0.92% ACL / Total Loans + Unfunded 25,504.8$ 339.1$ 1.33%

Allowance for Credit Losses

3Q23 CECL Reserve by Loan Type

Loan Type	Net Outstanding (MM's)	ALLL (MM's)	% ALLL	6/30/23 ALLL (MM's)	Change from 2Q23
CFIA	$ 2,632.8	$ 53.7	2.04%	$ 50.8	$ 2.9
Consumer	$ 259.8	$ 4.1	1.58%	$ 4.5	$ (0.4)
Indirect	$ 47.1	$ 0.1	0.21%	$ 0.1	$ (0.0)
Municipal	$ 497.1	$ 0.3	0.06%	$ 0.4	$ (0.1)
Premium Finance	$ 1,007.3	$ 0.6	0.06%	$ 0.8	$ (0.2)
RE - C&D	$ 2,236.7	$ 63.2	2.83%	$ 54.6	$ 8.6
RE - CRE	$ 7,865.4	$ 102.0	1.30%	$ 96.1	$ 5.9
RE - RES	$ 4,802.0	$ 64.4	1.34%	$ 62.4	$ 2.0
Warehouse Lending	$ 852.8	$ 1.7	0.20%	$ 2.3	$ (0.6)
Grand Total	**$ 20,201.1**	**$ 290.1**	**1.44%**	**$ 272.1**	**$ 18.0**

Reserve Methodology

- Moody's September 2023 forecast model provided material inputs into ACL
- Primary model drivers included:
  - US and Regional Unemployment rates
  - US GDP
  - US and Regional Home Price Indices
  - US and State-Level CRE Price Index for our five-state footprint
- Estimate derived using Baseline scenario

Reserve Summary

- Results were primarily driven by negative forecasts for CRE and home prices over the next four quarters
- The ALLL for the two CRE categories (RE – C&D, RE – CRE) exhibited the highest increase from 2Q23 of $14.5 million
  - The blended ALLL % for those two categories was 1.64% at 3Q23
- The negative forecast for home prices resulted in a $2.0 million increase in the ALLL for residential mortgage loans (RE – RES)

21

NPA / Charge - Off Trend 22 • Net of GNMA - guaranteed mortgage loans, NPAs declined as a percentage of total assets to 0.27% at 3Q23 vs 0.30% at 2Q23 • Total NPAs in creased $3.6 million, to $149.9 million, primarily as a result of: • $11.1 million increase in 90+ past due GNMA - guaranteed mortgage loans • Charge - off of $3.2 million in remaining pre - acquisition nonaccrual loans in the Equipment Finance division • $2.8 million net decrease in OREO due to the sale of our largest OREO property • Net charge - offs totaled $12.1 million, which equated to an annualized NCO ratio of 0.23% • Included in 3Q23 charge - offs were $3.2 million of pre - acquisition, nonaccrual loans in the Equipment Finance division that were 100% reserved at the acquisition date • Excluding those acquired loans, net charge - offs totaled $8.9 million, or 0.17% annualized Non - Performing Assets (NPAs) Net Charge - Offs ($ in millions) 0.55% 0.61% 0.61% 0.57% 0.58% 0.32% 0.34% 0.33% 0.30% 0.27% 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% 0.60% 0.70% 3Q22 4Q22 1Q23 2Q23 3Q23 Non - Performing Assets NPA / Total Assets NPA x GNMA / Total Assets 0.11% 0.08% 0.22% 0.28% 0.23% -0.03% 0.02% 0.07% 0.12% 0.17% 0.22% 0.27% 0.32% $- $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 $14.0 $16.0 3Q22 4Q22 1Q23 2Q23 3Q23 Net Charge - Offs Net Charge-offs NCO Ratio (Annualized)

Problem Loan Trends 23 • Total classified loans, excluding GNMA - guaranteed mortgage loans, increased $3.8 million • Total criticized loans (including special mention ), excluding GNMA - guaranteed mortgage loans, increased $20.2 million • Nonperforming l oans, excluding GNMA - guaranteed mortgage loans, de creased $4.7 million, primarily the result of collection efforts and upgrades • The watch list totaling $388.2 million is primarily comprised of the following loan types: Highlights (in millions) Note: Criticized, Classified and Nonperforming loan totals exclude GNMA - guaranteed loans 33% Owner - Occupied RRE 17% Assisted Living 13% Multi - Family 9% Mortgage WHSE 6% Retail Hotels 6% Total Loans Criticized Loans Classified Loans Nonperforming Loans GNMA-guaranteed Loans $54.6 $69.6 $75.0 $69.7 $80.8 $269.2 $76.5 $271.9 $83.1 $19,997.9 $268.6 $158.8 $167.3 $152.3 $83.8 3Q22 4Q22 1Q23 2Q23 $20,201.1$20,471.8$18,806.9 $19,855.3 $70.4 3Q23 $307.4 $65.7 $116.2 $120.0 $287.2 1.43% 1.37% 1.34% 1.40% 1.52% 0.84% 0.84% 0.76% 0.57% 0.59% 0.41% 0.42% 0.42% 0.34% 0.33% $0 $50 $100 $150 $200 $250 $300 $350 $400 3Q22 4Q22 1Q23 2Q23 3Q23 Criticized Loans Classified Loans Nonperforming Loans Expressed as a percent of Total Loans

Investor CRE Loans


Multi-
Family
4%
C&D
11%
Investor
CRE
24%

Loan Type	Outstanding (MM's)	% NPL	% PD	Avg Size Commitment (000's)
Construction Loans:				
RRE - Presold	$ 313.9	0.09%	2.72%	$ 460.2
RRE - Spec & Models	$ 281.2	0.00%	0.00%	$ 472.1
RRE - Lots & Land	$ 65.0	0.00%	0.58%	$ 238.5
RRE - Subdivisions	$ 21.7	0.00%	0.00%	$ 353.1
Sub-Total RRE Construction	**$ 681.8**	**0.04%**	**1.32%**	**$ 454.3**
CML - Improved	$ 1,468.6	0.00%	0.00%	$ 13,052.5
CML - Raw Land & Other	$ 86.3	0.00%	0.32%	$ 479.4
Sub-Total CRE Construction	**$ 1,554.9**	**0.00%**	**0.02%**	**$ 7,235.1**
Total Construction Loans	**$ 2,236.7**	**0.01%**	**0.41%**	**$ 1,471.3**
Term Loans:				
Office	$ 1,223.2	0.30%	0.00%	$ 2,829.9
Strip Center, Anchored	$ 1,011.0	0.00%	0.00%	$ 8,415.7
Multi-Family	$ 900.7	0.00%	0.00%	$ 5,423.3
General Retail	$ 655.3	0.00%	0.00%	$ 1,388.6
Warehouse / Industrial	$ 629.7	0.00%	0.00%	$ 2,874.3
Strip Center, Non-Anchored	$ 466.2	0.00%	0.00%	$ 2,551.0
Hotels / Motels	$ 406.4	0.44%	0.69%	$ 4,098.1
Mini-Storage Warehouse	$ 279.8	0.00%	0.00%	$ 3,198.4
Assisted Living Facilities	$ 132.9	0.00%	0.00%	$ 5,824.6
Misc CRE (Church, etc)	$ 71.0	0.00%	0.00%	$ 819.6
Sub-Total CRE Term Loans	**$ 5,776.2**	**0.09%**	**0.05%**	**$ 3,051.6**
Grand Total Investor CRE Loans	**$ 8,012.9**	**0.07%**	**0.15%**	**$ 1,618.4**

Stratification of Investor CRE Portfolio

CRE Positioned in Growing Markets	Outstanding Loans (MMs)	5-Yr Proj Population Growth Rate
Atlanta-Sandy Springs-Alpharetta GA	$ 2,278.7	4.7%
Jacksonville FL	$ 777.0	6.9%
Orlando-Kissimmee-Sanford FL	$ 624.5	6.4%
Greenville-Anderson SC	$ 294.4	4.7%
Tampa-St Petersburg-Clearwater FL	$ 277.3	6.3%
Columbia, SC	$ 272.3	3.6%
Charlotte-Concord-Gatonia NC	$ 266.7	5.2%
Charleston-North Charleston SC	$ 265.8	5.8%
Miami-Ft Lauderdale-Pompano Beach FL	$ 206.4	2.0%
Tallahassee FL	$ 139.1	2.8%
U.S. National Average		**2.1%**

- Non-Owner Occupied CRE Portfolio is well diversified
- Over 80% of CRE loans are located in MSAs in the Bank's five-state footprint, which exhibit population growth forecasts exceeding the national average
- Overall past dues for investor CRE loans were 0.15% and NPAs 0.07%

24

Office Portfolio • 86% of non - owner occupied office loans are located in MSAs in the Bank’s primary footprint; overall, the average vacancy was ~10% • Central Business District (CBD) locations represent 7 % of non - owner occupied properties ; Charleston, SC and Tampa, FL represent the two largest CBD MSAs ( 66 % of total CBD properties) • The portion of the ACL apportioned to non - owner occupied office loans was 1 . 52% * Results based on loans > $ 1 million, or 95 % of total loans • Non - owner occupied office loans totaled $1.45 billion of outstanding balances and $1.68 billion of total committed exposure at 3Q23 • As a percentage of total loans outstanding and committed exposure, non - owner occupied office loans were 7.2% and 6.6%, respectively • 66% are comprised of Class A, Essential - Use Facility or Medical Office Building (MOB) Highlights 25 Construction , $388.5 Investor CRE , $1,293.3 Owner - Occupied , $569.3 Total Office Portfolio by Loan Type (Total Committed Exposure) Class A 35% Class B 29% Essential Use 21% MOB 10% Class C 5% Investor Office Portfolio by Property Class * CBD 7% Suburban 52% Urban 41% Investor Office Loans by Location * 16.2% 12.0% 6.8% 2.0% 5.3% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% 18.0% Class A Class B Class C Essential Use MOB Average Vacancy by Investor Office Property Class *

Commercial Real Estate Production

3Q23 Residential Construction Production Summary:

Loan Type	Outstanding (MM's)	Committed Exposure (MM's)	Avg Size Commitment (000's)
RRE Construction - Pre-Sold	$ 60.7	$ 192.1	$ 393.6
RRE Construction - Spec	$ 37.7	$ 104.5	$ 340.4
A&D, RRE Lots, Other Land Loans	$ 21.0	$ 25.1	$ 964.8
RRE Construction - Model	$ 1.3	$ 2.0	$ 288.4
Total Construction Loans	**$ 120.7**	**$ 323.7**	**$ 391.0**

3Q23 Commercial Real Estate Production Summary:

Loan Type	Outstanding (MM's)	Committed Exposure (MM's)	Debt Service Coverage (DSC)*	Loan / Value*
Multi-Family	$ -	$ 27.5	1.31	43.7%
Retail (inc Single-Tenant)	$ 2.3	$ 10.5	1.69	69.0%
Hotels	$ 10.0	$ 10.0	1.84	55.0%
Office	$ 0.7	$ 3.8	1.20	61.0%
Other CRE Types	$ 2.9	$ 2.9	2.92	46.8%
Strip Center, Non-Anchored	$ 0.1	$ 2.3	1.32	56.6%
Misc CRE (Church, etc.)	$ 0.6	$ 1.1	1.52	62.7%
Warehouse / Industrial	$ -	$ -	0.00	0.0%
Strip Center, Anchored	$ -	$ -	0.00	0.0%
Mini-Storage Warehouses	$ -	$ -	0.00	0.0%
Total CRE Loans	**$ 16.6**	**$ 58.1**	**1.55**	**52.4%**

Highlights

- 3Q23 production of C&D and CRE loans - $381.8 million in total committed exposure
  - Residential real estate construction:
    - Spec/model to pre-sold ratio of 0.5:1
  - Investor CRE 3Q23 production:
    - Production totaled $58.1 million
    - Weighted average 1.55:1 debt service coverage
    - Weighted average 52.4% loan/value
- Summary of CRE production by collateral state:



FL
7%
Others
18%
SC
5%
GA
70%

26

Equipment Finance Portfolio 27 • Total loans were $1.2 billion, or 6.0% of Ameris’s total portfolio • The overall average loan size was $48.3 thousand • Loan production totaled $156.7 million in 3Q23. The average FICO score for new production in 3Q23 was 738 • 30 - 89 day accruing past due loans were 0.85% of total loans; non - performing loans continue to decline and totaled 0.39% of total loans • The remaining pre - acquisition, fully reserved non - performing loans, totaling $3.2 million, were charged - off during 3Q23 • The portion of the ACL attributed to the Equipment Finance division totaled $40.1 million, or 3.30% of loans Highlights (in millions) $913 $1,021 $1,115 $1,175 $1,210 $174 $189 $197 $168 $157 $- $200 $400 $600 $800 $1,000 $1,200 3Q22 4Q22 1Q23 2Q23 3Q23 Total Loans (MM's) Quarterly Originations (MM's) 0.70% 0.85% 0.95% 1.03% 0.85% 0.94% 0.92% 0.87% 0.65% 0.39% 0.25% 0.35% 0.45% 0.55% 0.65% 0.75% 0.85% 0.95% 1.05% 1.15% 3Q22 4Q22 1Q23 2Q23 3Q23 30+ Accruing Past Dues Non-Performing Loans

Appendix

Reconciliation of GAAP to Non-GAAP Measures

(dollars in thousands)	For the quarter			For the year to date period	
	3Q23	2Q23	3Q22	2023	2022
Net Income	$ 80,115	$ 62,635	$ 92,555	$ 203,171	$ 264,319
Adjustment items					
Merger and conversion charges	-	-	-	-	977
Gain on sale of mortgage servicing rights	-	-	316	-	316
Servicing right impairment (recovery)	-	-	(1,332)	-	(21,824)
Gain on BOLI proceeds	-	-	(55)	(486)	(55)
Natural disaster expenses	-	-	151	-	151
(Gain) loss on sale of premises	-	-	-	-	(45)
Tax effect of adjustment items	-	-	182	-	4,490
After tax adjustment items	-	-	(738)	(486)	(15,990)
Adjusted Net Income	$ 80,115	$ 62,635	$ 91,817	$ 202,685	$ 248,329
Weighted average number of shares - diluted	68,994,247	69,034,763	69,327,414	69,129,921	69,427,522
Net income per diluted share	$ 1.16	$ 0.91	$ 1.34	$ 2.94	$ 3.81
Adjusted net income per diluted share	$ 1.16	$ 0.91	$ 1.32	$ 2.93	$ 3.58
Average assets	25,525,913	25,631,846	23,598,465	25,426,064	23,405,411
Return on average assets	1.25%	0.98%	1.56%	1.07%	1.51%
Adjusted return on average assets	1.25%	0.98%	1.54%	1.07%	1.42%
Average common equity	3,324,960	3,293,049	3,123,718	3,289,706	3,054,356
Average tangible common equity	2,214,775	2,178,323	1,987,385	2,174,958	1,916,262
Return on average common equity	9.56%	7.63%	11.76%	8.26%	11.57%
Adjusted return on average tangible common equity	14.35%	11.53%	18.33%	12.46%	17.33%

29

Reconciliation of GAAP to Non-GAAP Measures

(dollars in thousands)	Quarter to Date					Year to Date	
	3Q23	2Q23	1Q23	4Q22	3Q22	2023	2022
Adjusted Noninterest Expense							
Total noninterest expense	$ 141,446	$ 148,403	$ 139,421	$ 135,061	$ 139,578	$ 429,270	$ 425,594
Adjustment items:							
Merger and conversion charges	-	-	-	(235)	-	-	(977)
Natural disaster expenses	-	-	-	-	(151)	-	(151)
Gain (loss) on sale of premises	-	-	-	-	-	-	45
Adjusted noninterest expense	$ 141,446	$ 148,403	$ 139,421	$ 134,826	$ 139,427	$ 429,270	$ 424,511
Total Revenue							
Net interest income	$ 207,751	$ 209,540	$ 211,652	$ 224,137	$ 212,981	$ 628,943	$ 576,889
Noninterest income	63,181	67,349	56,050	48,348	65,324	186,580	236,076
Total revenue	$ 270,932	$ 276,889	$ 267,702	$ 272,485	$ 278,305	$ 815,523	$ 812,965
Adjusted Total Revenue							
Net interest income (TE)	$ 208,701	$ 210,488	$ 212,587	$ 225,092	$ 213,912	$ 631,776	$ 579,803
Noninterest income	63,181	67,349	56,050	48,348	65,324	186,580	236,076
Total revenue (TE)	$ 271,882	$ 277,837	$ 268,637	$ 273,440	$ 279,236	$ 818,356	$ 815,879
Adjustment items:							
(Gain) loss on securities	16	6	(6)	(3)	21	16	(200)
Gain on BOLI proceeds	-	-	(486)	-	(55)	(486)	(55)
(Gain) loss on sale of mortgage servicing rights	-	-	-	(1,672)	316	-	316
Servicing right impairment (recovery)	-	-	-	-	(1,332)	-	(21,824)
Adjusted total revenue (TE)	$ 271,898	$ 277,843	$ 268,145	$ 271,765	$ 278,186	$ 817,886	$ 794,116
Efficiency ratio	52.21%	53.60%	52.08%	49.57%	50.15%	52.64%	52.35%
Adjusted efficiency ratio (TE)	52.02%	53.41%	51.99%	49.61%	50.12%	52.49%	53.46%

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31 Reconciliation of GAAP to Non - GAAP Measures (dollars in thousands) 3Q23 2Q23 1Q23 4Q22 3Q22 3Q23 3Q22 Net income 80,115$ 62,635$ 60,421$ 82,221$ 92,555$ 203,171$ 264,319$ Plus: Income taxes 24,912 20,335 18,131 22,313 28,520 63,378 84,245 Provision for credit losses 24,459 45,516 49,729 32,890 17,652 119,704 38,807 Pre-tax pre-provision net revenue (PPNR) 129,486$ 128,486$ 128,281$ 137,424$ 138,727$ 386,253$ 387,371$ Average Assets $ 25,525,913 $ 25,631,846 $ 25,115,927 $ 24,354,979 $ 23,598,465 $25,426,064 $23,405,411 Return on Average Assets (ROA) 1.25% 0.98% 0.98% 1.34% 1.56% 1.07% 1.51% PPNR ROA 2.01% 2.01% 2.07% 2.24% 2.33% 2.03% 2.21% Quarter to Date Year to Date

Reconciliation of GAAP to Non-GAAP Measures

(dollars in thousands)	As of 3Q23	2Q23	1Q23	4Q22	3Q22	2Q22	1Q22	4Q21	3Q21	2Q21	1Q21
Total shareholders' equity	$3,347,069	$3,284,630	$3,253,195	$3,197,400	$3,119,070	$3,073,376	$3,007,159	$2,966,451	$2,900,770	$2,837,004	$2,757,596
Less:											
Goodwill	1,015,646	1,015,646	1,015,646	1,015,646	1,023,071	1,023,056	1,022,345	1,012,620	928,005	928,005	928,005
Other intangibles, net	92,375	96,800	101,488	106,194	110,903	115,613	120,757	125,938	60,396	63,783	67,848
Total tangible shareholders' equity	$2,239,048	$2,172,184	$2,136,061	$2,075,560	$1,985,096	$1,934,707	$1,864,057	$1,827,893	$1,912,369	$1,845,216	$1,761,743
Period end number of shares	69,138,461	69,139,783	69,373,863	69,369,050	69,352,709	69,360,461	69,439,084	69,609,228	69,635,435	69,767,209	69,713,426
Book value per share (period end)	$ 48.41	$ 47.51	$ 46.89	$ 46.09	$ 44.97	$ 44.31	$ 43.31	$ 42.62	$ 41.66	$ 40.66	$ 39.56
Tangible book value per share (period end)	$ 32.38	$ 31.42	$ 30.79	$ 29.92	$ 28.62	$ 27.89	$ 26.84	$ 26.26	$ 27.46	$ 26.45	$ 25.27

	As of 4Q20	3Q20	2Q20	1Q20	4Q19	3Q19	2Q19	1Q19	4Q18	3Q18
Total shareholders' equity	$2,647,088	$2,564,683	$2,460,130	$2,437,150	$2,469,582	$2,420,723	$1,537,121	$1,495,584	$1,456,347	$1,404,977
Less:										
Goodwill	928,005	928,005	928,005	931,947	931,637	911,488	501,140	501,308	503,434	505,604
Other intangibles, net	71,974	76,164	80,354	85,955	91,586	97,328	52,437	55,557	58,689	54,729
Total tangible shareholders' equity	$1,647,109	$1,560,514	$1,451,771	$1,419,248	$1,446,359	$1,411,907	$ 983,544	$ 938,719	$ 894,224	$ 844,644
Period end number of shares	69,541,481	69,490,546	69,461,968	69,441,274	69,503,833	69,593,833	47,261,584	47,585,309	47,499,941	47,496,966
Book value per share (period end)	$ 38.06	$ 36.91	$ 35.42	$ 35.10	$ 35.53	$ 34.78	$ 32.52	$ 31.43	$ 30.66	$ 29.58
Tangible book value per share (period end)	$ 23.69	$ 22.46	$ 20.90	$ 20.44	$ 20.81	$ 20.29	$ 20.81	$ 19.73	$ 18.83	$ 17.78

32